Exhibit 5.1

___, 2006

Union Street Acquisition Corp.

102 South Union Street

Alexandria, VA 22314

Dear Sirs:

We have acted as special counsel to Union Street Acquisition Corp. (the “Company”) in the preparation of a Registration Statement on Form S-1 (the “Registration Statement”) for the purpose of registering under the Securities Act of 1933, as amended (“Securities Act”), covering (i) 12,500,000 units, with each unit consisting of one share of the Company’s common stock (12,500,000 shares), par value $.0001 per share (the “Common Stock”), and one warrant (12,500,000 warrants) (collectively, “Warrants”) to purchase one share of the Company’s Common Stock (12,500,000 shares) (the “Units”); (ii) up to 1,875,000 Units (the “Over-Allotment Units,” and collectively with the Units, the Common Stock and Warrants, the “Securities”) representing 1,875,000 shares of Common Stock and 1,875,000 Warrants (to purchase 1,875,000 shares of Common Stock), which Banc of America Securities, LLC and Morgan Joseph & Co., Inc., or their designees (together, the “Underwriters”), will have a right to purchase from the Company to cover over-allotments, if any; (iii) all shares of Common Stock and all Warrants issued as part of the Units and Over-Allotment Units; and (v) all shares of Common Stock issuable upon exercise of the Warrants included in the Units and Over-Allotment Units.

We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers and employees of the Company.

We are opining solely on all applicable statutory provisions of Delaware corporate law, including the rules and regulations underlying those provisions, all applicable provisions of the Delaware Constitution and all applicable judicial and regulatory determinations and, as to opinion 3 below, the laws of the State of New York.

Based upon the foregoing, we are of the opinion that:

1. The Units and the Over-Allotment Units to be sold to the Underwriter, when issued and sold in accordance with and in the manner described in the Registration Statement, will be duly authorized, validly issued, fully paid and non assessable.

2. The Common Stock included in the Units, when issued and sold in accordance with and in the manner described in the Registration Statement, will be duly authorized, validly issued, fully paid and non assessable.

3. Each of the Warrants included in the Units, when issued and sold in accordance with and in the manner described in the Registration Statement, will constitute a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent any of the documents related to Warrants contain indemnification provisions, as limited by applicable federal or state law and considerations of public policy.

4. The Common Stock, when issued and paid for upon exercise of the Warrants as contemplated by the Warrants, the Warrant Agreement and the Registration Statement, will be duly authorized, validly issued, fully paid and non assessable.

This letter does not address any matters other than those expressly addressed herein. This letter speaks only as of the date hereof. We undertake no responsibility to update or supplement it after such date.

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We hereby consent to your filing this opinion as Exhibit 5 to the Registration Statement and to refer to our firm under the caption “Legal Matters” in the prospectus contained therein. By giving such consent we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

Arnold & Porter LLP

Kevin J. Lavin, Esq.